                       [Front Side]

COMMON STOCK
NUMBER
NY
PAR VALUE $.10
SHARES
INCORPORATED UNDER THE LAWS
OF THE STATE OF DELAWARE
SEE REVERSE FOR STOCKHOLDER RIGHTS LEGEND
SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP 413619 10 7
Harrah's Entertainment, Inc.
This Certifies that
is the owner of
FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF
Harrah's Entertainment, Inc. transferable on the books of the Corporation upon surrender of this certificate properly endorsed by the appropriate person or persons. The shares represented hereby are fully paid and nonassessable. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation and Bylaws of the Corporation, each as from time to time amended, to all of which the holder by acceptance hereof assents.
This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
Witness a facsimile of the corporate seal and the facsimile signatures of its duly authorized officers.
Dated
COUNTERSIGNED AND REGISTERED:
THE BANK OF NEW YORK,
TRANSFER AGENT
AND REGISTRAR
BY
AUTHORIZED SIGNATURE
/s/ Philip G. Satre
President and Chief Executive Officer

/s/ Rebecca W. Ballou
Secretary

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                              [Back Side]

HARRAH'S ENTERTAINMENT, INC.
  The Corporation will furnish to any stockholder, upon request and without charge, a full statement of the powers, designations, preferences, and relative, participating, optional or other rights of the shares of each class of stock which the Corporation is authorized to issue, and the qualifications, limitations or restrictions of such preferences and/or rights and the variations in the relative rights and preferences between the shares of each series of any preferred or special class which the Corporation is authorized to issue in series so far as the same have been fixed and determined by the Certificate of Incorporation, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series which are not fixed and determined by the Certificate of Incorporation. Any such request may be made to the Corporation or to its Transfer Agent.
  The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM as tenants in common
TEN ENT as tenants by the entireties
JT TEN as joint tenants with right of survivorship
             and not as tenants in common
UNIF GIFT MIN ACT      Custodian
                                (Cust)             (Minor)
under Uniform Gifts to Minors
Act
       (State)
Additional abbreviations may also be used though not in the above list.
For value received,     hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
TAXPAYER IDENTIFYING NUMBER OF ASSIGNEE
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever. The signature of the person executing this power must be guaranteed by an Eligible Guarantor Institution such as a Commercial Bank, Trust Company, Securities Broker/Dealer, Credit Union, or a Savings Association participating in a Medallion program approved by the Securities Transfer Association, Inc.
This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Harrah's Entertainment, Inc. and The Bank of New York, dated as of October 5, 1996, as the same may be amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Harrah's Entertainment, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Harrah's Entertainment, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights which are held by or have been held by Acquiring Persons or Associates or Affiliates thereof (as defined in the Rights Agreement), shall become null and void.